Exhibit 10.2


                              CompuDyne Corporation
                             2005 Stock Option Plan
                           for Non-Employee Directors

                                Amendment 2007-1

                  WHEREAS, CompuDyne Corporation (the "Company") maintains the CompuDyne Corporation 2005 Stock Option Plan for Non-Employee Directors (the "Plan"); and

                  WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to allow the cashless exercises of options; and

                  WHEREAS, pursuant to Section 18 of the Plan, the Board has the authority to adopt such an amendment to the Plan;

                  NOW, THEREFORE, the Plan is hereby amended effective August 2, 2007 , as follows:

         1. The second sentence of Section 8 of the Plan is hereby deleted and replaced in full with the following:

                  "Each Option may be exercised by delivery of written notice to the Company stating the number of shares to be exercised and accompanied by the payment of the Option price therefor in accordance with this Plan."

         2. Section 9 of the Plan is deleted and replaced in full with the following:

                  "9.      Payment of the Option Exercise Price

                           Payment of the Option exercise price may be made (i)
                  in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the Grant Date, in shares of Common Stock duly owned by the Grantee (and for which the Grantee has good title free and clear of any liens and encumbrances), valued at the Fair Market Value on the date of exercise or (iii) unless otherwise determined by the Committee on or after the Grant Date, by delivery back to the Company from the shares acquired on exercise of the number of shares of Common Stock equal to the exercise price, valued at the Fair Market Value on the date of exercise. Nothing contained in this Plan shall prevent or prohibit a Grantee from exercising his or her Options under a broker-facilitated transaction pursuant to which the broker remits the exercise price to the Company from the proceeds of a sale transaction."

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         3.       The last sentence of Section 10 of the Plan is deleted and replaced in full with the following:

                  "The Grantee may satisfy this requirement by remitting to the Company in cash or by check the amount of such Withholding Taxes, or a number of shares of Common Stock, either previously owned, or acquired upon the exercise of the Option, having an aggregate Fair Market Value as of the Tax Date equal to the amount of such Withholding Taxes."

         4. All other terms and provisions of the Plan shall remain in full force and effect.

                  Executed this  2nd   day of         August         , 2007.
                                ------        -----------------------

                                            COMPUDYNE CORPORATION



                                            By:    /s/ Geoffrey F. Feidelberg
                                               ---------------------------------
                                                 Geoffrey F. Feidelberg
                                                 Chief Financial Officer